TERMINATION AGREEMENT

         This Termination Agreement (the "Agreement") dated as of August 22, 2001, by and among American Skiing Company, a Delaware corporation (the "Company"), American Skiing Company Resort Properties, Inc., a Maine corporation and a wholly owned subsidiary of the Company ("ASCRP") and Oak Hill Capital Partners, L.P., a Delaware limited partnership (the "Purchaser").

                                           W I T N E S S E T H:
                                           - - - - - - - - - -

         WHEREAS, the Company, ASCRP and the Purchaser entered into a Securities Purchase Agreement (as amended as of the date hereof, the "Purchase Agreement") dated July 31, 2000;

         WHEREAS, the Company, ASCRP and the Purchasers wish to terminate the Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, ASCRP and the Purchaser hereby agree as follows:

          1. Termination. As of the date hereof, the Purchase Agreement shall be terminated.

          2. Company and ASCRP Release. In consideration for the releases granted by the Purchaser in favor of the Company and ASCRP pursuant to this Agreement, each of the Company and ASCRP hereby releases, forgives, waives and discharges any and all claims of whatever nature which it now has or may have against the Purchaser with respect to the Purchase Agreement.

          3. Purchaser Release. In consideration for the releases granted by the Company and ASCRP in favor of the Purchaser pursuant to this Agreement, the Purchaser hereby releases, forgives and discharges any and all claims of whatever nature which it now has or may have against the Company, ASCRP, or any officer, director, shareholder, successor or agent of either of them with respect to the Purchase Agreement.

          4. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not effect in any way the meaning or interpretation of this Agreement.

          5. Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

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          6. Assignment. This Agreement shall inure to the benefit of and be binding on the successors and assigns of each of the parties; provided, that no party hereto shall assign its rights under this Agreement without the prior written consent of the other parties.

          7.Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

          8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.


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              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                                 AMERICAN SKIING COMPANY


                                           By: /s/ Foster A. Stewart, Jr.
                                                Name: Foster A. Stewart, Jr.
                                                Title:  Senior Vice President


                                                 AMERICAN SKIING COMPANY RESORT
                                                 PROPERTIES, INC.

                                           By: /s/ Foster A. Stewart, Jr.
                                                Name: Foster A. Stewart, Jr.
                                                Title:  Senior Vice President

                                                 OAK HILL CAPITAL PARTNERS, L.P.

                                                 By: OHCP GenPar, L.P.,
                                                     its general partner

                                                 By: OHCP MGP, LLC,
                                                     its general partner


                                             By: /s/ John Monsky
                                                     Name:  John Monsky
                                                     Title: